                                                                  Exhibit 10.11


                       MANAGEMENT STOCKHOLDERS AGREEMENT


                 THIS MANAGEMENT STOCKHOLDERS AGREEMENT (this "Agreement") is made as of June 14, 1995 by and between Food 4 Less Holdings, Inc., a Delaware corporation ("Food 4 Less"), and each undersigned management employee (the "Management Employee"), with reference to the following:

                                    RECITALS

                 A. Food 4 Less Supermarkets, Inc. ("F4L Supermarkets") has agreed to merge with and into Ralphs Supermarkets, Inc. ("Ralphs") pursuant to that certain Agreement and Plan of Merger, dated as of September 14, 1994, as amended, by and among Food 4 Less, Food 4 Less, Inc., F4L Supermarkets, Ralphs, the Edward J. DeBartolo Corporation and the other stockholders of Ralphs. Following the merger of F4L Supermarkets with and into Ralphs, Ralphs will merge with and into Ralphs Grocery Company, Inc., with Ralphs as the surviving corporation (such mergers, collectively, the "Merger").

                 B. Food 4 Less has adopted the Food 4 Less Holdings, Inc. Stock Option Plan (the "1995 Option Plan"), a copy of which has been furnished to the Management Employee. Pursuant to the 1995 Option Plan, Food 4 Less will issue to key employees of Ralphs and other direct and indirect subsidiaries of Food 4 Less non-qualified options (the "Non-Qualified Options") and/or Incentive Stock Options (the "Incentive Options") to purchase Food 4 Less common stock, par value $0.01 (the "F4L Stock").

                 C. At the time of and immediately prior to the Merger, certain of the Management Employees, as set forth on their signature pages hereto, owned certain stock options (the "Ralphs Stock Options") and/or certain equity appreciation rights (the "Ralphs Equity Rights"), in the amounts set forth on their signature pages, which were granted under plans of Ralphs in existence prior to the Merger.

                 D. Each Management Employee who owned Ralphs Stock Options or Ralphs Equity Rights previously agreed with Ralphs Grocery Company, subject to the consummation of the Merger, to cancel the Ralphs Equity Rights, and/or terminate the Ralphs Stock Options, as applicable, owned by such Management Employee, in exchange for payment of cash and/or for Non-Qualified Options granted pursuant to the 1995 Option Plan (the "Replacement Options"), as set forth on the signature pages hereto, and have entered into a settlement agreement relating to such exchange (the "Settlement Agreement").

                 E. In addition, Food 4 Less has granted or may in the future grant to the foregoing Management Employees or to other Management Employees who become party hereto new Non-Qualified Options and/or Incentive Options pursuant to the 1995 Option Plan (the "New Options").

                 F. The Management Employee and Food 4 Less desire to provide in this Agreement for certain rights, obligations and restrictions in respect of transfers of shares of the F4L Stock acquired by the Management Employee pursuant to the exercise of the New Options, the Replacement Options and/or other options issued pursuant to the 1995 Option Plan or other option plans which may be adopted from time to time by Food 4 Less following the date hereof (collectively, the "Options").

                 NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties agree as follows:

         1.      SCOPE OF THIS AGREEMENT

                 The provisions of this Agreement shall apply to the full extent set forth herein with respect to all shares of F4L Stock acquired by the Management Employee upon exercise of the Options and any shares acquired as a result of owning shares acquired upon such exercise (including, without limitation, additional shares of F4L Stock, or of any successor corporation, acquired by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split or otherwise) (collectively, the "Option Shares").

         2. EXCHANGE OF RALPHS EQUITY RIGHTS AND/OR RALPHS STOCK OPTIONS FOR REPLACEMENT OPTIONS

                 Subject to the terms and conditions set forth in the Settlement Agreement, each Management Employee who owns Ralphs Equity Rights and/or Ralphs Stock Options has agreed to exchange such Ralphs Equity Rights and/or Ralphs Stock Options, and Food 4 Less has agreed to pay cash and/or to issue to the Management Employee Replacement Options to purchase shares of F4L Stock, as set forth on the signature pages hereto and as provided in the Settlement Agreement.

         3.      ISSUANCE OF NEW OPTIONS

                 Food 4 Less has issued, or may in the future issue, to the Management Employees referred to in Section 2 above, or to other Management Employees, New Options and/or other Options to purchase shares of F4L Stock as set forth on the signature pages hereto.

         4.      RESTRICTION ON TRANSFER OF OPTION SHARES

                 During the term of this Agreement, the Management Employee may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of his Option Shares, or any right or interest therein, except in strict compliance with the terms and conditions of this Agreement. Any purported sale, transfer (including involuntary transfers initiated by operation of legal proceeding), hypothecation or disposition of any of his Option Shares or any right or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void.

         5.      REPURCHASE OPTION UPON TERMINATION

                 (a) REPURCHASE OPTION. If (1) the Management Employee's employment by a direct or indirect subsidiary of Food 4 Less terminates for Cause (as defined in the employment agreement between the Management Employee and Ralphs which is in effect immediately prior to such termination or, if no such employment agreement is in effect at such time, as defined below) or (2) the Management Employee commences an employment, consulting or similar relationship with any competitor of Food 4 Less or its subsidiaries (in either case (1) or (2), a "Trigger Event"), Food 4 Less (as provided for below) shall have the option (the "Repurchase Option") to purchase from the Management Employee all or any portion of his Option Shares for a period of six (6) months after the date of such Trigger Event (or six (6) months after the date the Management Employee acquired such Option Shares upon exercise of the related Option, if later).

                 (b) COMPUTATION OF REPURCHASE PRICE. The purchase price for any Option Shares purchasable pursuant to the Repurchase Option shall equal the Fair Market Value (as defined below) of such stock on the date of the exercise by Food 4 Less of the Repurchase Option (the "Exercise Date"). Such repurchase price shall be the sole determinant of the amount paid to the Management Employee in exchange for his Option Shares pursuant to the Repurchase Option, regardless of any event occurring subsequent to the Exercise Date which may affect the value of the Option Shares. The Management Employee acknowledges and agrees that Food 4 Less has no duty to disclose any material non-public information relating to Food 4 Less, or its stock, including, without limitation, information with respect to any dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, acquisition, sale of stock or assets, or otherwise, in connection with any repurchase of the Option Shares held by such Management Employee.

                 For purposes of this Agreement,

                          (i) "Cause" shall mean the (A) the Management
                 Employee's gross misconduct, (B) any felony conviction of the Management Employee (other than a traffic or moving violation, such as driving under the influence, except that if the Management Employee has a felony conviction for driving under the influence after incurring two previous driving under the influence violations during the period of the Management Employee's employment, the third such violation will constitute "Cause" for purposes of this subsection (B)), (C) any act of fraud or dishonesty by the Management Employee materially detrimental to the business or reputation of Food 4 Less or its subsidiaries as determined by the board of directors of Food 4

         Less or Ralphs, or (D) any serious breach of employer policy by the Management Employee as determined by the board of directors of Food 4 Less or Ralphs;

                          (ii) "Fair Market Value" as of any date shall mean a per share amount which implies an Enterprise Value (as defined below) for Food 4 Less equal to 6 1/2 times EBDIT (as defined below) of Food 4 Less for its most recent four fiscal quarters;

                          (iii) "EBDIT" shall have the meaning given to such term in the Indenture dated as of June 1, 1995, as amended from time to time (the "Indenture"), by and between Food 4 Less and U.S. Trust Company of New York, as trustee, relating to the 13-5/8% Senior Discount Debentures of Food 4 Less; and

                          (iv) "Enterprise Value" shall mean (without duplication) the sum of (a) the aggregate value of the fully diluted common equity of Food 4 Less, net of the exercise, exchange or conversion price, if any, with respect to any security exercisable or exchangeable for or convertible into common stock of Food 4 Less, plus (b) the aggregate principal amount of all Indebtedness (as defined in the Indenture) of Food 4 Less and its consolidated subsidiaries and the aggregate liquidation preference of all preferred stock of Food 4 Less (other than convertible preferred stock included in clause (a) above), in each case as reflected on the most recent consolidated balance sheet of Food 4 Less, less (c) all cash and cash equivalents of Food 4 Less and its consolidated subsidiaries as reflected on such balance sheet.

                 (c) EXERCISE OF REPURCHASE OPTION. Food 4 Less shall exercise the Repurchase Option by delivery, within the six (6) month period specified in Paragraph 5(a) above, to the Management Employee of (i) a written notice specifying the number of shares of Option Shares to be purchased and
(ii) a check in the amount of the purchase price, determined in accordance with subparagraph (b), for all Option Shares to be purchased. Concurrently with delivery of the check, the Management Employee shall deliver the Option Shares properly assigned to Food 4 Less free and clear of any and all claims, liens or encumbrances. The Management Employee or his representative shall cooperate in obtaining any necessary court approvals of the transaction.

         6.      RIGHT OF FIRST REFUSAL

                 (a) SALES TO THIRD PARTIES; NOTICE. The Management Employee may sell in a cash sale or otherwise transfer (including by gift) any or all of his Option Shares to any third party subject to the provisions of this Paragraph 6. Except for sales made pursuant to Paragraph 7 hereof, the Management Employee shall first give written notice (the "Notice") to Food 4 Less specifying (i) his bona fide intention to sell or otherwise transfer such Option Shares, (ii) the name and address of the proposed purchaser(s) or recipient(s), (iii) the number of shares of Option Shares the Management Employee proposes to sell or otherwise transfer (the "Offered Option Shares"), (iv) the price for which he proposes to sell or otherwise transfer the Offered Option Shares, (v) all other material terms and conditions of the proposed sale or transfer and (vi) a true and correct copy of the offer document by which such Option Shares are to be sold or transferred.

                 (b) ELECTION BY FOOD 4 LESS. Within twenty (20) days of receipt of the Notice, Food 4 Less may elect to purchase any or all of the Offered Option Shares at the lesser of (i) the price and on the terms and conditions set forth in the Notice and (ii) if at such time Food 4 Less could exercise the Repurchase Option, the price payable pursuant to Paragraph 5 at such time. Food 4 Less shall exercise the election under this Paragraph 6 by delivery of written notice to the Management Employee. Within five (5) days after delivery of such notice, Food 4 Less shall deliver to the Management Employee a check, payable to the Management Employee, in the amount of the purchase price of the Offered Option Shares to be purchased. The Management Employee shall be entitled to sell or otherwise transfer any Offered Option Shares not purchased by Food 4 Less to the purchaser(s) named in the Notice at the price specified in the Notice or at a higher price and on the terms and conditions set forth in the Notice; provided, however, that such sale or other transfer must be consummated within seventy-five (75) days from the date of the Notice and any proposed sale after such seventy-five (75) day period may be made only by again complying with the procedures set forth in this Paragraph 6.

         7.      PERMITTED TRANSFERS

                 Notwithstanding Paragraph 6, the Management Employee may, at any time or times, transfer any or all of his Option Shares: (i) inter vivos to his spouse or issue, or to a trust for their benefit, or, upon the Management Employee's death, to any person in accordance with the laws of descent and/or testamentary distribution (collectively, "Permitted Transferees"); provided, however, that such Option Shares shall not be transferred until the Permitted Transferee executes a valid undertaking in form and substance reasonably satisfactory to Food 4 Less to the effect that Option Shares so transferred shall thereafter remain subject to all of the provisions of this Agreement (including the Repurchase Option in the event the Management Employee's employment by Food 4 Less is terminated for Cause or the Management Employee commences an employment, consulting or similar relationship with a competitor) as though the Permitted Transferee were a party to this Agreement, bound in every respect in the same way as the Management Employee; or (ii) pursuant to an effective registration statement of Food 4 Less under the Securities Act of 1933, as amended (the "Act"), other than a Registration Statement on Form S-8, that covers the sale of such Option Shares. In the event at any time the Company shall determine in its discretion to file a Registration Statement on Form S-8 under the Act with respect to the Option Plan, the Company shall include in such Registration Statement the Option Shares to the extent their inclusion is permitted by applicable rules and regulations then in effect and is not violative or inconsistent with any exemption on which the Company may have relied in granting the Options. Transfers made in accordance with this Paragraph 7 shall not be subject to the provisions of Paragraph 5 or 6 of this Agreement (but Option Shares once so transferred will be subject to this Agreement including Paragraphs 5 and 6).

         8.      VOTING OF SHARES

                 The Management Employee agrees to vote all Option Shares, in connection with any regular or special meeting of stockholders called or held for the purpose of filling positions on the Board of Directors of Food 4 Less, and in each written consent executed in lieu of such a meeting of stockholders, in favor of the election to the Food 4 Less Board of Directors of the Yucaipa Nominees, the Apollo Nominees and the Other Purchasers Nominee (as defined in that certain Stockholders Agreement of Food 4 Less Holdings, Inc. dated as of June 14, 1995 (the "Investor Stockholders Agreement")). In addition, subject to Section 11(d) hereof, each Management Employee otherwise agrees to be bound by all provisions of Section 5.1 of the Investor Stockholders Agreement (attached hereto as Exhibit A and relating to the voting of shares and the corporate governance of Food 4 Less and Ralphs) as fully as if he or she were an Investor thereunder.

         9.      OBLIGATION TO SELL STOCK

                 In the event of a proposed sale for cash of all of the issued and outstanding shares of capital stock of Food 4 Less pursuant to a Compelled Sale (as defined in Section 2.7 of the Investor Stockholders Agreement), the Management Employee agrees, subject to Section 11(d) hereof, to participate in such sale under the terms of, and otherwise to be bound by all of the provisions of, Section 2.7 of the Investor Stockholders Agreement (attached hereto as Exhibit B, and relating to the obligation to participate in certain sales of capital stock of Food 4 Less) as fully as if he or she were an Investor thereunder.

         10.     TAG-ALONG RIGHTS

                 (a) RIGHT TO PARTICIPATE.  In the event that, pursuant to
Section 2.6 of the Investor Stockholders Agreement, the Controlling Stockholders (as defined in the Investor Stockholders Agreement) are required to afford to the Investors (as further defined therein) the opportunity to participate in a Tag-Along Sale (as further defined therein), then the Management Employee also shall be afforded a right to participate, on the same basis and to the same extent as the Investors, in such Tag-Along Sale. The Management Employee's right to participate in such Tag-Along Sale, as provided herein, shall relate only to his or her Option Shares (and not to unexercised Options or to any other shares of F4L Stock which the Management Employee may own). The number of Option Shares which the Management Employee may include in the Tag-Along Sale shall equal (x) the total number of shares proposed to be transferred by the Controlling Stockholders multiplied by (y) a fraction, the numerator of which is the total number of Option Shares then owned by the Management Employee and the denominator of which is the total number of shares then owned by the Controlling Stockholders, the Investors, and all other stockholders of Food 4 Less having tag-along or other contractual rights to participate in the proposed transfer.

                 (b) TRANSFER NOTICE. At the time any Tag-Along Sale is proposed, Food 4 Less shall give written notice to the Management Employee of his or her right to sell Option Shares hereunder (the "Transfer Notice"), which notice shall identify the proposed purchaser and state the number of shares proposed to be transferred by the Controlling Stockholders, the proposed offering price (including the form and terms of any non-cash consideration to be received in connection therewith), the proposed date of any such transfer (the "Transfer Date") and any other material terms and conditions of the proposed transfer. The Transfer Notice shall also contain a complete and correct copy of any offer to, or agreement with, the Controlling Stockholders by the proposed purchaser to purchase such shares. Food 4 Less shall use its best efforts to deliver the Transfer Notice at least 30 days prior to the Transfer Date and in no event shall Food 4 Less provide such Transfer Notice later than 21 days prior to the Transfer Date.

                 (c) TAG-ALONG NOTICE. The Management Employee may elect to participate in the Tag-Along Sale by providing written notice (or oral notice confirmed in writing) (the "Tag-Along Notice") to Food 4 Less no less than 7 days prior to the Transfer Date. The Tag-Along Notice shall set forth the number of Option Shares that the Management Employee elects to include in the Tag-Along Sale, which shall not exceed the amount specified in subsection (a) above. The Tag-Along Notice shall constitute the Management Employee's binding agreement to sell his or her Option Shares on the terms and conditions applicable to the Investors in the Tag-Along Sale. If a Tag-Along Notice is not received by Food 4 Less prior to the 7-day period specified above, the Tag-Along Sale may be consummated, subject to the conditions specified in
Section 2.6(c) of the Investor Stockholders Agreement, without any participation by the Management Employee.

                 (d) EXCEPTION FOR CERTAIN SALES. The provisions of this Paragraph 10 shall not apply to any direct or indirect transfer or sale of F4L Stock by Ronald W. Burkle, or Controlling Stockholders controlled by Ronald W. Burkle, if the aggregate number of shares of F4L Stock so transferred or sold by such persons and entities following the date of this Agreement is less than 2,690,422 (25% of the number of shares of F4L Stock held by Ronald W. Burkle and the Controlling Stockholders on the date hereof).

         11.     MISCELLANEOUS

                 (a) LEGENDS ON CERTIFICATES. Any and all certificates now or hereafter issued evidencing Option Shares shall have endorsed upon them a legend substantially as follows:

                 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN MANAGEMENT STOCKHOLDERS

                 AGREEMENT, DATED AS OF JUNE 14, 1995, BETWEEN THE REGISTERED HOLDER HEREOF AND FOOD 4 LESS HOLDINGS, INC. A DELAWARE CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF FOOD 4 LESS HOLDINGS, INC."

Such certificates shall also bear such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.

                 (b) FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the intent of this Agreement.

                 (c) BINDING AGREEMENT. Subject to the conditions of transfer of Option Shares hereunder, this Agreement shall be binding upon and shall inure to the benefit of the Management Employee and his respective heirs, executors, administrators, assigns and legal representatives and to Food 4 Less and its respective successors and assigns by way of merger, consolidation or operation of law or otherwise. Without limiting the generality of the foregoing, Food 4 Less may elect in its sole discretion to assign its rights and obligations under this Agreement, including Paragraphs 5 and 6 hereof, to an affiliate of Food 4 Less or to any other person; provided that, in the absence of any such assignment, no affiliate of Food 4 Less shall have any obligation to purchase Option Shares or to take any other action required of Food 4 Less hereunder. If Ralphs and Food 4 Less so elect, Ralphs may provide funds for the repurchase of Option Shares by repurchasing from Food 4 Less, at the same aggregate price as applicable hereunder to the repurchase of Option Shares, a number of shares of Ralphs stock which is the economic equivalent of each Option Share to be repurchased hereunder.

                 (d) TERMINATION. Notwithstanding any other provision to the contrary, this Agreement shall terminate in all respects upon the 30th day following the effective date of a registration statement filed in connection with a Qualified IPO (as defined in the Investor Stockholders Agreement).

                 (e) OTHER RESTRICTIONS ON TRANSFERS. The restrictions on transfer set forth in this Agreement are in addition to any and all restrictions imposed pursuant to any applicable state or federal law or regulation.

                 (f) NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

           If to the
           Management
           Employee:                       At the address set forth on the
                                           signature page hereof.

           If to Food 4 Less:              Food 4 Less Holdings, Inc.
                                           10000 Santa Monica Boulevard
                                           Fifth Floor
                                           Los Angeles, CA  90067
                                           Attention:  Mark A. Resnik

                                           and

                                           Ralphs Grocery Company
                                           P.O. Box 54143
                                           Los Angeles, CA 90054
                                           Attention:  Jan Charles Gray


or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                 (g) AMENDMENTS. This Agreement may be waived, amended, modified or terminated at any time, as between Food 4 Less and any Management Employee, by the written agreement of Food 4 Less and such Management Employee in accordance with the laws of the State of California. The obligations of the Management Employee under Sections 8 and 9 of this Agreement shall be enforceable by the Controlling Stockholders (as defined in the Investor Stockholders Agreement) of Food 4 Less, and may be waived, amended, modified or terminated only with the consent of the Controlling Stockholders.

                 (h) DISPUTES. In the event of any dispute among the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees.

                 (i) ENTIRE AGREEMENT. This Agreement, including the agreements referred to herein, constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto. Notwithstanding the foregoing, the provisions of that certain Management Stockholders Agreement and that certain Stockholder Voting Agreement and Proxy relating to previously-acquired shares of F4L Stock, if applicable to the Management Employee, shall continue to remain in full force and effect with respect to such previously-acquired shares.

                 (j) RECAPITALIZATION OR EXCHANGES AFFECTING FOOD 4 LESS CAPITAL STOCK. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Option Shares, to any and all shares of capital stock of Food 4 Less or any successor or assign of Food 4 Less (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of Option Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

                 (k) NO RIGHTS AS AN EMPLOYEE. Nothing in this Agreement shall affect in any manner whatsoever any rights of Food 4 Less or its affiliates to terminate the Management Employee's employment for any reason, with or without cause, subject to any written employment agreement to which the Management Employee may be a party.

                 (l) FAMILY TRUSTS. Unless the context otherwise requires, the term "Management Employee" as used herein shall include any inter vivos trust for the benefit of the Management Employee or his or her family.
If a Management Employee is to acquire any Option Shares through such a trust, the Management Employee (together with all other trustees) shall execute this Agreement in his or her capacity as trustee of such a trust, and shall so indicate when signing.

                 (m) GENDERS AND PLURALS. Where the context so indicates, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

                 (n) HEADINGS. Introductory headings at the beginning of each section of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such action.

                 (o) SEVERABILITY. In case any one or more of the provisions or parts of a provision contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



FOOD 4 LESS HOLDINGS, INC.                         MANAGEMENT EMPLOYEE



By:         s/ Greg Mays
         ----------------------------------        ------------------------------------------
               Greg Mays                           Signature


                                                   ------------------------------------------
                                                   Print Name


                                                   ------------------------------------------
                                                   Street Address


                                                   ------------------------------------------
                                                   City              State           Zip Code